EXHIBIT 13(b)(v)

GENERATIONS
MONEY MARKET STANDARDIZED YIELDS
FOR THE SEVEN DAY PERIOD ENDED 12/31/95

    12/31/95   no unit value calculated
    12/30/95   no unit value calculated          0.005391    total return for 7 days
    12/29/95        7.507298                                 (7.507298-7.501907)
    12/28/95        7.506527                     0.000719    base period return
    12/27/95        7.505757                                 (.005391/7.501907)
    12/26/95        7.504987
    12/25/95   no unit value calculated          3.75%       yield for 7 day period
    12/24/95   no unit value calculated                      ended 12/31/95
    12/23/95   no unit value calculated                      ((7.507298-7.501907)/7.501907)*365/7
    12/22/95        7.501907
                                                 3.82%       effective yield
                                                             ((0.000719+1)^(365/7))-1